As filed with the Securities and Exchange Commission on Septemer 12, 2016
File No. 811-22507

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549
FORM N-1A

REGISTRATION STATEMENT UNDER INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 26	[X]
Leeward Investment Trust
 (Exact Name of Registrant as Specified in Charter)
116 South Franklin Street, P. O. Box 69, Rocky Mount, NC 27802
 (Address of Principal Executive Offices)
252-972-9922
 (Registrant's Telephone Number, including Area Code)

Terrence O. Davis
Holland & Knight, LLP
1201 West Peachtree Street, N.W.
Suite 2000
Atlanta, GA 30309

EXPLANATORY NOTE

This Post-Effective Amendment No. 26 to the Trust's Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial shares in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such shares will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions; other investment companies; or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial shares in the Registrant.

LEEWARD INVESTMENT TRUST

CONTENTS OF REGISTRATION STATEMENT

This registration statement consists of the following papers and documents:

Cover Sheet
Contents of Registration Statement
Ultra Short Prime Fund
Ultra Short Government Fund
Part A – Prospectus
Part B – Statement of Additional Information
Part C – Other Information and Signature Page
Exhibit Index
Exhibits

PART A

Offering Document

for the

Ultra Short Prime Fund

 Ultra Short Government Fund

(Each a series of the Leeward Investment Trust)

Responses to Form N-1A Items 1, 2, 3, 4, 8 and 13 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Leeward Investment Trust ("Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial shares ("Shares") and to establish and designate such Shares into one or more Funds.  The Trust currently offers two series: the Ultra Short Prime Fund ("Prime Fund") and the Ultra Short Government Fund ("Government Fund")

TABLE OF CONTENTS
Summaries	1
Ultra Short Prime Fund	1
Ultra Short Government Fund	1
Summary of Important Information Regarding Purchase and Sale of Fund Shares	2
Transaction Policies	2
Tax Information	2
Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Fund Holdings	2
Ultra Short Prime Fund	3
Ultra Short Government Fund	3
Principal Risks	4
Portfolio Holdings Information	6
Management, Organization and Capital Structure	6
The Investment Advisor	6
Fund Manager(s)	7
Shareholder Information and Distribution Arrangements	7
Purchase of Shares	7
Redemption or Repurchase of Shares	8
Distributions	8
Additional Information	Back Cover

SUMMARIES

Ultra Short Prime Fund
FUND MANAGEMENT
Advisor	Fund Manager – Title/Managed since
Chandler Asset Management Inc.	Martin Cassell – Fund Manager/2016
For important information about purchase and sale of Fund Shares and tax information, please turn to "Summary of Important Information Regarding Purchase and Sale of Fund Shares," beginning on page 2.
Ultra Short Government Fund
FUND MANAGEMENT
Advisor	Fund Manager – Title/Managed since
Chandler Asset Management Inc.	Martin Cassell – Fund Manager/2016
For important information about purchase and sale of Fund Shares and tax information, please turn to "Summary of Important Information Regarding Purchase and Sale of Fund Shares," beginning on page 2.

The Ultra Short Funds were organized after consultation with GovPartners, Inc., a Section 115 entity organized by and for the benefit of state and local governments, their political subdivisions, or any agency or instrumentality of a state or local government entity throughout the United States. GovPartners seeks to build an array of investment options that can help government investment accounts achieve economies of scale and efficiency of operations through pooled investment vehicles offered exclusively to these government accounts.

SUMMARY OF IMPORTANT INFORMATION REGARDING PURCHASE AND SALE OF FUND SHARES
Transaction Policies
Investments in the Funds may only be made by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions; other investment companies or certain other entities which are "accredited investors." An investor in a Fund must be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.
The minimum initial investment in a Fund is $1,000,000. Subsequent investment in a Fund may be in any amount. Investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). The minimum initial investment for a Fund may be waived at the discretion of that Fund.
An investor in a Fund may withdraw all or any portion of its investment in the Fund at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Fund.
TAX INFORMATION
The following information is meant as a general summary.  Additional tax information regarding the Funds' intention to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code appears in the Funds' Statement of Additional Information.

The Funds will distribute most of their income and realized gains to their shareholders every year.  Income dividends paid by the Funds derived from net investment income, if any, and capital gains distributions, if any, will generally be paid at least annually. Shareholders may elect to take dividends from net investment income or capital gains distributions, if any, in cash or reinvest them in additional Fund shares.
Although the Funds will not be taxed on amounts they distribute, shareholders will generally be taxed on distributions paid by the Funds, regardless of whether distributions are received in cash or are reinvested in additional Fund shares.
INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF FUND HOLDINGS
The investment objective of each Fund is non-fundamental, and may be changed by a vote of the Board of Trustees.  Percentages of the "Fund's net assets" are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of the Ultra Short Government Fund, concerning "80% of the Fund's net assets" may be changed by the Board without shareholder approval, but shareholders would be given 60 days' notice.
The following pages contain the investment objectives, principal investment strategies, and related risks for each of the Funds.
Ultra Short Prime Fund
The investment objective of the Ultra Short Prime Fund ("Prime Fund") is to provide capital preservation, a high degree of liquidity and a high level of current income. The Prime Fund seeks to achieve its investment objective by investing in a diversified group of high quality fixed income instruments and other short-term obligations denominated in U.S. dollars, including but not limited to certificates of deposit, banker's acceptances, commercial paper, corporate bonds or notes, municipal securities, supranational securities, and repurchase agreements. All investments held by the Prime Fund will have a remaining maturity of 397 days or less.

The Prime Fund will only purchase fixed income securities rated "A" or "A-1" or better, or its equivalent, by one or more nationally recognized securities ratings organizations (S&P, Moody's, Fitch, each, an "NRSRO").
The Prime Fund intends to limit the concentration of securities issued by any one non-U.S. Government issuer to 5% or less of the portfolio at the time of purchase. Government securities, cash, repurchase agreements backed by U.S. Government securities and money market funds are excluded from this calculation.
The Prime Fund's principal risks include:
●	Counter-Party Risk	●	Credit Risk
●	Income Risk	●	Interest Rate Risk
●	Industry Concentration Risk	●	Liquidity Risk
●	Manager Risk	●	Market Risk
●	Money Market Risk	●	Municipal Securities Risk
●	Political Risk	●	Pre-Payment Risk
●	Spread Risk	●	U.S. Government Obligations Risk

Ultra Short Government Fund
The investment objective of the Ultra Short Government Fund ("Government Fund") is to provide capital preservation, a high degree of liquidity and a high level of current income.  The Government Fund seeks to achieve its investment objective by investing at least 80% of its assets in fixed income securities issued by the U.S. Government and U.S. Government agencies and authorities. The Government Fund may also invest in a diversified group of high quality fixed income instruments and other short-term obligations denominated in U.S. dollars, including, but not limited to, municipal securities, supranational securities, and repurchase agreements. All investments held by the Government Fund will have a remaining maturity of 397 days or less.
The Government Fund will only purchase fixed income securities rated "A" or "A-1" or better, or its equivalent, by one or more nationally recognized securities ratings organizations (S&P, Moody's, Fitch) each, an "NRSRO").
The Government Fund's principal risks include:
●	Counter-Party Risk	●	Credit Risk
●	Income Risk	●	Interest Rate Risk
●	Industry Concentration Risk	●	Liquidity Risk
●	Manager Risk	●	Market Risk

3

●	Money Market Risk	●	Municipal Securities Risk
●	Political Risk	●	Pre-Payment Risk
●	Spread Risk	●	U.S. Government Obligations Risk

Principal Risks
While investing in fixed-income securities can bring added benefits, it may also involve additional risks. Investors could lose money on their investment in the Funds, or the Funds may not perform as well as other investments. The Funds have the following general risks:
●	Unlike bank deposits, such as CDs or savings accounts, investment companies are not insured by the FDIC.
●	There is no guarantee that the Funds will meet their investment objectives.
●
We do not guarantee the performance of a Fund, nor can we assure you that the market value of your investment will not decline. We will not "make good" any investment loss you may suffer, nor can anyone we contract with to provide certain services, such as selling agents or investment advisors, offer promise to make good any such losses.

●	Share prices-and therefore the value of your investment-will increase and decrease with changes in the value of underlying securities and other investments.
●	Investing in any mutual fund, including those deemed conservative, involves risk, including the possible loss of any money you invest.
●	An investment in a single Fund, by itself, does not constitute a complete investment plan.
●
The Funds will invest a portion of their assets in U.S. Government obligations. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of those obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Treasury, and the U.S. Government's guarantee does not extend to the Funds themselves.

●
The Funds may invest a portion of their assets in municipal securities. Municipal securities are bonds issued by government entities in U.S. jurisdictions such as states, cities, counties, districts and agencies to finance capital projects or operating expenses. Municipal Securities can be taxable or tax-exempt.

●
The Fund may invest in supranational securities. Supranational securities are issued by international organizations that transcend national boundaries to achieve specific objectives, such as international development. The Fund may purchase senior unsecured unsubordinated obligations issued or unconditionally guaranteed by organizations such as the International Bank for Reconstruction and Development, International Finance Corporation, or Inter-American Development Bank.

●
The Funds may also use certain derivative instruments, such as options or futures contracts. The term "derivatives" covers a wide number of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

4

●
The Funds may temporarily hold assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes. A Fund may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Funds' pursuit of their objectives over the long term.

Investment practices and risk levels are carefully monitored. Every attempt is made to ensure that the risk exposure for each Fund remains within the parameters of its objective. The following is a list of the types of risks that may apply to a given Fund.
Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation. If this occurs, Fund may lose money, suffer delays, or incur costs arising from holding or selling the underlying security.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Income Risk - The risk that each Fund's income will decline because of falling interest rates. Because each Fund's income is based on short-term interest rates—which can fluctuate significantly over short periods—income risk is expected to be high.

Industry Concentration Risk - The risk that there will be overall problems affecting a particular industry may  negatively impact the Prime Fund's holdings in that particular industry.

Interest Rate Risk – The risk that a security's value will change due to a change in interest rates. An increase in interest rates can cause the value of fixed income securities to decrease.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Manager Risk - The risk that poor security selection will cause the Funds to underperform other funds with similar investment objectives.

Market Risk - The risk that the value of a stock, bond or other security will be reduced by market activity. This is a basic risk associated with all securities.

Money Market Risk - The Fund may invest in money market mutual funds.  An investment in a money market mutual fund is not insured or guaranteed by a Federal Deposit Insurance Corporation or any other government agency. Although such funds seek to preserve the value of the Fund's investment at $1.00 per share, it is possible to lose money by investing in a money market mutual fund.

5

Municipal Securities Risk - The yields of municipal securities may move differently and adversely compared to the yields of the overall debt securities markets. There could be changes in applicable tax laws or tax treatments that reduce or eliminate the current federal income tax exemption on municipal securities or otherwise adversely affect the current federal or state tax status of municipal securities.

Prepayment Risk - The risk that consumers will accelerate their prepayment of mortgage loans or other receivable, which can shorten the maturity of a mortgage-backed or other asset-backed security, and reduce a Fund's return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate trading practices.

Spread Risk – The risk that the difference in the yield between U.S. government securities and debt securities with the same maturity but lesser quality will increase, causing debt securities to lose value.

U.S. Government Obligations Risk -  U.S. Government obligations may be adversely impacted by changes in interest rates, and securities issued or guaranteed by U.S. Government agencies or government-sponsored entities may not be backed by the full faith and credit of the U.S. Government. If a government-sponsored entity is unable to meet its obligations or its creditworthiness declines, the performance of a Fund that holds securities issued or guaranteed by the entity will be adversely impacted.

Portfolio Holdings Information

The Statement of Additional Information contains a description of the Funds' policies and procedures with respect to the disclosure of the portfolio holdings of securities for each Fund.

MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
The Investment Advisor

Chandler Asset Management Inc. ("Chandler" or the "Advisor"), headquartered at 6225 Lusk Boulevard, San Diego, CA 92121, provides Fund management and fundamental security analysis services as the advisor for each of the Funds. Chandler is owned by its principals, Mary Kay Chandler and Martin Cassell. Chandler Asset Management was founded in 1988 and continues to be based in San Diego with additional offices in Denver, CO, Orlando, FL, Pleasanton, CA and Seattle, WA. As of June 30, 2016, Chandler had over $12 billion in assets.
For its services as investment advisor to each of the Funds, each Fund pays the Advisor an aggregate fee, which is calculated daily and paid monthly, in arrears. For the Government Fund, the annual fee is 0.07% on the first $500 million of the average daily net assets, 0.06% on all assets over $500 million. For the Prime Fund the annual fee is 0.09% on the first $500 million, 0.08% on all assets over $500 million. The fees paid to the Advisor are deducted from each Fund's assets before the Fund makes any distributions to the investors.

The Advisory Agreement provides that the Funds shall indemnify the Advisor, and their respective affiliates from and against any liabilities, loss, damages, costs and expenses resulting from a demand, claim, lawsuit, action or proceeding relating to any of the person's conduct as the Funds' investment advisor or otherwise relating to the business or activities undertaken on behalf of the Funds (provided that such conduct did not constitute gross negligence, willful misconduct or a breach of the Advisory Agreement) or of any fiduciary obligation to the Funds or the Funds and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Funds or the Funds.
6

A discussion regarding the basis for the Board's approval of the advisory agreement for the Funds will be available in the Funds' annual report for the period ended June 30, 2017.

As the Fund has not yet commenced operations, Chandler has not received advisory fees.

Fund Manager(s)

Martin Cassell is the Chief Executive Officer and Chief Investment Officer at Chandler Asset Management and is a principal of the firm. Mr. Cassell is responsible for defining, planning and directing company programs. Mr. Cassell joined Chandler Asset Management in 1991 from the City of San Diego, where he managed a $1 billion fixed income Fund. He began his investment career in 1987 managing Funds at World Savings and Loan.

SHAREHOLDER INFORMATION AND DISTRIBUTION ARRANGEMENTS
Purchase of Shares
Shares in the Funds are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Funds are made without a sales load, at the NAV next determined after an order is received by the Fund. Investment in a Fund may only be made by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions; other investment companies or certain other entities which are "accredited investors". An investor in a Fund must be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Fund is determined as of 3:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open ("Business Day"). Net asset value per Share is calculated by dividing the aggregate value of the Fund's assets less all liabilities by the number of units of Shares outstanding. All Funds value Fund securities at current market value if market quotations are readily available. If market quotations are not readily available, the Funds value those securities at fair value as determined by or pursuant to procedures adopted by the Board.

Each investor in a Fund may add to or reduce its investment in the Fund. At the Valuation Time on each Business Day, the value of each investor's Share in a Fund will be determined by multiplying the Fund's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Shares in the Fund. Any additions to or withdrawals of those shares which are to be effected on that day will then be effected. Each investor's share of the aggregate Shares in the Fund then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Fund as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Fund's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Fund by all investors. The percentages so determined then will be applied to determine the value of each investor's respective share in the Fund as of the Valuation Time on the following Business Day.
7

The Trust reserves the right to reject any purchase order for any reason.

Redemption or Repurchase of Shares

An investor in a Fund may withdraw all or any portion of its investment in the Fund at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust.
Redemption requests received by the Fund by 3:00 p.m. ET will normally be effected the same Business Day. The Investment Manager may delay redemption, if it determines that such delay is reasonably necessary to prevent the redemption from having a material adverse effect on the Fund and/or any other shareholders.
Requests received after 3:00 p.m. ET will be treated as received the following Business Day. Investments in a Fund may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Fund may be made wholly or partially in Fund securities. The Trust has filed an election with the SEC pursuant to which each Fund will only consider effecting a redemption in Fund securities if the particular shareholder is redeeming more than $250,000 or 1% of the Fund's NAV, whichever is less, during any 30-day period.

Distributions

A Fund's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Fund's assets, less (2) all actual and accrued expenses of the Fund, amortization of any premium, and net realized losses on the Fund's assets, all as determined in accordance with generally accepted accounting principles. All of a Fund's net income is allocated pro rata among the investors in the Fund. A Fund's net income generally is not distributed to the investors in the Fund, except as determined by the Trustees from time to time, but instead is included in the NAV of the investors' respective Shares in the Fund.

8

ADDITIONAL INFORMATION

Ultra Short Prime Fund
Ultra Short Government Fund

Additional information about the Funds is available in the Funds' Statement of Additional Information, which is incorporated by reference into this prospectus.
The Funds' Statement of Additional Information is available, free of charge, on the website listed below and upon request by contacting the Funds (you may also request other information about the Funds or make shareholder inquiries) as follows:

By telephone:	1-800-773-3863
By mail:	[Insert Name of Fund] c/o Nottingham Shareholder Services 116 South Franklin Street Post Office Box 4365 Rocky Mount, North Carolina 27803-0365
By e-mail:	shareholders@ncfunds.com
On the Internet:	www.ncfunds.com

PART B
Statement of Additional Information
for the
Ultra Short Prime Fund
 Ultra Short Government Fund
(Each a series of the Leeward Investment Trust)
September 12, 2016

This Statement of Additional Information ("SAI") is intended to provide additional information regarding the two Funds of Leeward Investment Trust (the "Trust") and should be read in conjunction with the Trust's Offering Document dated September 12, 2016. All terms used in this SAI that are defined in the Offering Document will have the same meanings assigned in this SAI. Copies of the Offering Document and the Funds' Annual Reports, once available, may be obtained without charge by calling the Funds at 1- 800-773-3863 or writing to Leeward Investment Trust, 116 S Franklin Street, PO Box 69, Rocky Mount, NC 27802.
Table of Contents
TRUST HISTORY	3
DESCRIPTION OF THE TRUST, FUNDS, INVESTMENTS AND RISKS	3
Fundamental Investment Policies	3
Non-Fundamental Investment Policies	4
Further Explanation of Investment Policies	5
Permitted Investment Activities and Certain Associated Risks	6
MANAGEMENT OF THE TRUST	16
General	16

Code of Ethics	20
Proxy Voting Policies and Procedures	20
Policies and Procedures for Disclosure of Fund Portfolio Holdings	20
CONTROL PERSONS AND OTHER PRINCIPAL HOLDERS OF SECURITIES	22
INVESTMENT ADVISORY AND OTHER SERVICES	23
Advisor	23
Administrator and Fund Accountant	23
Custodian	24
FUND MANAGER	24
Compensation	25
Material Conflicts of Interests	25
BROKERAGE ALLOCATION AND OTHER PRACTICES	26
CAPITAL STOCK AND OTHER SECURITIES	27
PURCHASE, REDEMPTION, AND PRICING OF SHARES	28
DETERMINATION OF NET ASSET VALUE	29
TAXATION	30
FINANCIAL STATEMENTS	30
APPENDICES
APPENDIX A	31
APPENDIX B	35

TRUST HISTORY
The Trust, which is a statutory trust organized under Delaware law on July 30, 2010, is an open-end management investment company.  The Trust's Declaration of Trust authorizes the Trustees to divide shares into series, each series relating to a separate Fund of investments, and to classify and reclassify any unissued shares into one or more classes of shares of each such series.  The Trust currently consists of two series, the Ultra Short Prime Fund ("Prime Fund") and the Ultra Short Government Fund ("Government Fund"), managed by the Advisor.  Additional series and/or classes may be created from time to time.  The number of shares in the Trust shall be unlimited.  When issued for payment as described in the Funds' Offering Document and the SAI, shares of the Funds will be fully paid and non-assessable and shall have no preemptive or conversion rights.  The Trust normally does not issue share certificates.
DESCRIPTION OF THE TRUST, FUNDS, INVESTMENTS AND RISKS
Fundamental Investment Policies
Each Fund has adopted the following fundamental investment policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of each Fund.
As a matter of fundamental policy, each Fund may not:
(1) Issue senior securities, except as permitted by the Investment Company Act of 1940;
(2) Borrow money, except to the extent permitted under the Investment Company Act of 1940 (including, without limitation, borrowing to meet redemptions). For purposes of this investment restriction, the entry into options, forward contracts, futures contracts, swaps, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing;
(3) Pledge, mortgage, or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the deposit of assets in escrow in connection with writing covered put and call options and the purchase of securities on a when-issued or forward commitment basis and collateral and initial or variation margin arrangements with respect to swaps, options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices;
(4) Act as an underwriter except to the extent that, in connection with the disposition of portfolio securities, each Fund may be deemed to be an underwriter under certain federal securities laws;
(5) Purchase or sell real estate or direct interests in real estate; provided, however, that each Fund may purchase and sell securities which are secured by real estate and securities of companies that invest or deal in real estate (including, without limitation, investments in REITs, mortgage-backed securities, and privately-held real estate funds);
(6) Invest in commodities, except that each Fund may purchase and sell securities of companies that invest in commodities, options, forward contracts, futures contracts, including those relating to indices and currencies, and options on futures contracts, indices or currencies;
(7) Make investments for the purpose of exercising control or management over a portfolio company;

(8) Make loans, provided that each Fund may lend its portfolio securities in an amount up to 33% of total Fund assets, and provided further that, for purposes of this restriction, investment in U.S. Government obligations, short-term commercial paper, certificates of deposit, and bankers' acceptances;
(9) Concentrate its investments. Each Fund's concentration policy limits the aggregate value of holdings of a single industry or group of industries (except U.S. Government and cash items) to less than 25% of the Fund's total assets (except that the Prime Fund may invest 25% or more of its assets in the financial services industry); or
(10) With respect to 75% of its total assets, each Fund may not: (i) purchase 10% or more of the outstanding voting securities of any one issuer; or (ii) purchase securities of any issuer if, as a result, 5% or more of the Fund's total assets would be invested in that issuer's securities.  This limitation does not apply to investments in (i) cash and cash items; (ii) securities of other registered investment companies; and (iii) obligations of the United States Government, its agencies, or instrumentalities; (iv) repurchase agreements backed by obligations of the United States Government and/or its agencies.
Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The Investment Company Act of 1940 generally prohibits funds from issuing senior securities, although it does not treat certain transactions as senior securities ("Permitted Senior Securities"), such as certain borrowings, short sales, firm commitment agreements, and standby commitments, with appropriate earmarking or segregation of assets to cover such obligations. The Funds' specific policies for segregation of assets are described in "Additional Information About Investment Policies" above.
Each Fund is allowed to pledge, mortgage, or hypothecate assets up to the amounts allowable under the Investment Company Act of 1940, which presently allows the Fund to borrow from any bank (including pledging, mortgaging or hypothecating assets) in an amount up to 33 1/3% of its total assets (not including temporary borrowings not in excess of 5% of its total assets).
The Funds will not make additional investments in securities when outstanding borrowings exceed 5% of each Fund's total assets.
With respect to the fundamental investment restrictions above (other than those involving borrowings), if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction (i.e., percentage limitations are determined at the time of purchase).
Non-Fundamental Investment Policies
Each Fund has adopted the following non-fundamental policies; that is, they may be changed by the Trustees at any time without approval of such Fund's Shareholders.
(1) Each Fund may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Fund that has knowledge that its Shares are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.
(2) Each Fund may not invest or hold more than 15% of the Fund's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3)  Each Fund may invest in financial instruments subject to the Commodity Exchange Act of 1936, as amended ("CEA"), including futures, options on futures, and swaps ("commodity interests"), consistent with its investment policies and the 1940 Act, including the rules, regulations and interpretations of the Securities and Exchange Commission ("SEC") thereunder or any exemptive orders obtained thereunder, and consistent with investment in commodity interests that would allow the Fund's investment adviser to claim an exclusion from being a "commodity pool operator" as defined by the CEA.
(4) Each Fund may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Fund's investments in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country.
(5) Each Fund may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions).
(6) Each Fund may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.
(7) Each Fund that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy: Shareholders will receive at least 60 days' notice of any change to a Fund's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.
Further Explanation of Investment Policies
Notwithstanding the foregoing policies, any other investment companies in which the Funds may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Fund to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.
With respect to repurchase agreements, each Fund invests only in repurchase agreements that are fully collateralized by either cash or cash equivalents, or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. For purposes of the Funds' fundamental investment policy with respect to concentration, the Funds do not consider such repurchase agreements to constitute an industry or group of industries because the Funds choose to look through such securities to the underlying collateral, which is itself excepted from the Funds' concentration policy.

Permitted Investment Activities and Certain Associated Risks
Set forth below are descriptions of permitted investment activities for the Funds and certain of their key associated risks. The activities are organized into various categories. To the extent that an activity overlaps two or more categories, the activity is referenced only once in this section. Not all of the Funds participate in all of the investment activities described below.  In addition, with respect to any particular Fund, to the extent that an investment activity is described in The Offering Document for such Fund as being part of its principal investment strategy, the information provided below regarding such investment activity is intended to supplement, but not supersede, the information contained in The Offering Document, and the Fund may engage in such investment activity in accordance with the limitations set forth in The Offering Document. To the extent an investment activity is described in this SAI that is not referenced in The Offering Document, a Fund under normal circumstances will not engage in such investment activity with more than 15% of its assets unless otherwise specified below. Unless otherwise noted or required by applicable law, the percentage limitations included in this SAI apply at the time of purchase of a security.
For purposes of monitoring the investment policies and restrictions of the Funds (with the exception of the loans of Fund securities policy described below), the amount of any securities lending collateral held by a Fund will be excluded in calculating total assets.
Debt Securities
Asset-Backed Securities
Asset-backed securities are securities that are secured or "backed" by pools of various types of assets on which cash payments are due at fixed intervals over set periods of time. Asset-backed securities are created in a process called securitization. In a securitization transaction, an originator of loans or an owner of accounts receivable of a certain type of asset class sells such underlying assets in a "true sale" to a special purpose entity, so that there is no recourse to such originator or owner. Payments of principal and interest on asset-backed securities typically are tied to payments made on the pool of underlying assets in the related securitization. Such payments on the underlying assets are effectively "passed through" to the asset-backed security holders on a monthly or other regular, periodic basis. The level of seniority of a particular asset-backed security will determine the priority in which the holder of such asset-backed security is paid, relative to other security holders and parties in such securitization. Examples of underlying assets include consumer loans or receivables, home equity loans, automobile loans or leases, and timeshares, although other types of receivables or assets also may be used as underlying assets.
While asset-backed securities typically have a fixed, stated maturity date, low prevailing interest rates may lead to an increase in the prepayments made on the underlying assets. This may cause the outstanding balances due on the underlying assets to be paid down more rapidly. As a result, a decrease in the originally anticipated interest from such underlying securities may occur, causing the asset-backed securities to pay-down in whole or in part prior to their original stated maturity date. Prepayment proceeds would then have to be reinvested at the lower prevailing interest rates. Conversely, prepayments on the underlying assets may be less than anticipated, causing an extension in the duration of the asset-backed securities.
Delinquencies or losses that exceed the anticipated amounts for a given securitization could adversely impact the payments made on the related asset-backed securities. This is a reason why, as part of a securitization, asset-backed securities are often accompanied by some form of credit enhancement, such as a guaranty, insurance policy, or subordination. Credit protection in the form of derivative contracts may also be purchased. In certain securitization transactions, insurance, credit protection, or both may be purchased with respect to only the most senior classes of asset-backed securities, on the underlying collateral pool, or both. The extent and type of credit enhancement varies across securitization transactions.

In addition to the normal risks associated with debt securities discussed elsewhere in this SAI and the the Offering Document, asset-backed securities carry additional risks including, but not limited to, the possibility that (i) the pace of payments on underlying assets may be faster or slower than anticipated or payments may be in default; (ii) the creditworthiness of the credit support provider may deteriorate; and (iii) such securities may become less liquid or harder to value as a result of market conditions or other circumstances.
Bank Obligations
Bank obligations include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Fund may be subject to additional investment risks that are different in some respects from those incurred by a Fund that invests only in debt obligations of domestic issuers. Such risks include possible future political, regulatory or economic developments, the possible imposition of foreign withholding and other taxes (at potentially confiscatory levels) on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different regulatory, accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.
Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.
Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Fund will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.
Bonds
A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).
Corporate Debt Securities
Certain of the debt instruments purchased by the Funds may be interest-bearing securities issued by a company, called corporate debt securities. The issuer of a corporate debt security has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a corporate debt security before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate corporate debt securities will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" corporate debt securities, on the other hand, fluctuate much less in response to market interest rate movements than the value of fixed-rate securities. Corporate debt securities may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Corporate debt securities may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).
Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Longer-term securities are affected to a greater extent by interest rates than shorter-term securities. The values of fixed-income corporate debt securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Certain corporate debt securities that may be purchased by the Fund, such as those rated "Baa" or lower by Moody's Investors Service, Inc. ("Moody's") and "BBB" or lower by Standard & Poor's Rating Group ("S&P") tend to be subject to greater issuer credit risk, to greater market fluctuations and pricing uncertainty, and to less liquidity than lower yielding, higher rated fixed-income securities. If a security held by a Fund is downgraded, such Fund may continue to hold the security until such time as the adviser determines it to be advantageous for the Fund to sell the security. The ratings of S&P, Fitch and Moody's are more fully described in the Appendix. Investing in corporate debt securities is subject to certain risks including, among others, credit and interest rate risk, as more fully described in the The Offering Document.
Commercial Paper
Commercial paper (including variable amount master demand notes, see "Floating and Variable Rate Obligations" below), refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The Funds may only purchase commercial paper (including variable rate demand notes and variable rate master demand notes issued by domestic and foreign bank holding companies, corporations and financial institutions, as well as similar instruments issued by government agencies and instrumentalities) of issuers that are determined by the adviser to present minimal credit risk.

Asset-Backed Commercial Paper. Securities that are issued from commercial paper conduits are called asset-backed commercial paper securities. Credit support for such securities falls into two categories: liquidity protection and protection against ultimate default under the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the securities or underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction, such as by issuing senior and subordinated instruments or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information relating to the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount or a downgrade or loss of credit support could adversely impact the value of or return on an investment in an asset-backed commercial paper security.
Commercial paper is also subject to the risks generally associated with debt securities discussed elsewhere in this SAI and the Offering Document.
Floating and Variable-Rate Obligations
Floating- and variable-rate obligations include obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Fund to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Fund, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a referenced lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay at its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Such features often include unconditional and irrevocable letters of credit that are issued by a third party, usually a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letters of credit are designed to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying variable-rate demand obligation should default. Some variable rate obligations feature other credit enhancements, such as standby bond purchase agreements ("SBPAs"). An SBPA can feature a liquidity facility that is designed to provide funding for the purchase price of variable rate obligations that are unable to be successfully remarketed for resale. The liquidity facility provider is obligated solely to advance funds for the purchase of tendered variable rate bonds that fail to be remarketed and does not guarantee the repayment of principal or interest. The liquidity facility provider's obligations under the SBPA are subject to conditions, including the continued creditworthiness of the underlying borrower or issuer, and the facility may terminate upon the occurrence of certain events of default or at the expiration of its term.
In addition, a liquidity facility provider may be unable or unwilling to perform its obligations. A Fund may be unable to timely dispose of a variable rate obligation if the underlying issuer defaults and the letter of credit or liquidity facility provider is unable or unwilling to perform its obligations or the facility otherwise terminates and a successor letter of credit or liquidity provider is not immediately obtained. The potential adverse impact to a Fund resulting from the inability of a letter of credit or liquidity facility provider to meet its obligations could be magnified to the extent the provider also furnishes credit support for other variable-rate obligations held by the Fund.

There generally is no established secondary market for certain variable-rate obligations, such as those not supported by letters of credit, SBPAs or other credit support arrangements, because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit, SBPAs or other credit support arrangements, a Fund is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations may not be rated by credit rating agencies and a Fund may invest in obligations which are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Fund may invest. The adviser, on behalf of a Fund, monitors the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Fund's portfolio. Floating- and variable-rate instruments are subject to interest-rate and credit risks and other risks generally associated with debt securities.
The floating- and variable-rate instruments that the Funds may purchase include certificates of participation in such instruments.
Insurance Funding Agreements
A Fund may invest in funding agreements issued by domestic insurance companies. Funding agreements are short-term, privately placed, debt obligations of insurance companies that offer a fixed- or floating-rate of interest. These investments are not readily marketable and therefore are considered to be illiquid securities. (See the section entitled "Illiquid Securities").
Guaranteed Investment Contracts
Certain Funds may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Fund will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments in which the Fund may otherwise invest. Because a Fund may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment. The term of a GIC will be one year or less. The interest rate on a GIC may be tied to a specified market index and is guaranteed not to be less than a certain minimum rate.
Inflation-Protected Debt Securities
The Inflation-Protected Bond Fund invests primarily in, and the other Funds may invest in inflation-protected debt securities, including Treasury Inflation-Protected Securities ("TIPS"). Inflation-protected debt securities are instruments whose principal is indexed to a measure of inflation such as, for example, the Consumer Price Index.
A Fund's yield and return will reflect both any inflation adjustment to interest income and the inflation adjustment to principal.
Inflation-protected debt securities are subject to greater risk than traditional debt securities if interest rates rise in a low inflation environment. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and will rise when real interest rates fall.

While these securities are expected to be protected from long term inflationary trends, short term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the debt securities' inflationary measure. Income fluctuations associated with changes in market interest rates are expected to be low; however, income fluctuations associated with changes in inflation are expected to be high. The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Inflation-indexed bonds, including TIPS, decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation indexed bonds may experience greater losses than other fixed income securities with similar durations.
For federal income tax purposes, both interest payments and the difference between original principal and the inflation adjusted principal of inflation-protected debt securities will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received.
Money Market Instruments
Investments in the following types of high-quality money market instruments are permitted: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper that has been determined by the adviser to present minimal credit risk; and (iv) repurchase agreements. A Fund also may invest in short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets; and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Funds.
Municipal Bonds
Municipal bonds are debt obligations issued to obtain funds for various public purposes. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. General obligation bonds are supported by the municipality's general taxing authority, while revenue bonds are supported by the revenues from one or more particular project or activity. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to finance privately operated facilities.
Certain of the municipal obligations held by the Funds may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. Although the insurance feature is designed to reduce certain financial risks, the premiums for insurance and the higher market price sometimes paid for insured obligations may reduce a Fund's current yield. Insurance generally will be obtained from insurers with a claims-paying ability rated Aaa by Moody's or AAA by S&P or Fitch or otherwise rated investment grade. To the extent that securities held by a Fund are insured as to principal and interest payments by insurers whose claims paying ability rating is downgraded by Moody's, S&P or Fitch, the value of such securities may be affected. There is, however, no guarantee that the insurer will meet its obligations. Moreover, the insurance does not guarantee the market value of the insured obligation or the net asset value of the Fund's shares. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors. A Fund also may purchase municipal obligations that are additionally secured by bank credit agreements or escrow accounts. The credit quality of companies which provide such credit enhancements will affect the value of those securities.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal tax legislation enacted in 1986, interest on certain private activity bonds must be included in an Shareholder's federal alternative minimum taxable income. Moreover, a Fund cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Fund and the liquidity and value of the Funds' portfolio. In such an event, the Fund would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.
A Fund invests in municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for federal income tax purposes. Such opinion may have been issued as of a date prior to the date that the Fund acquires the municipal security. Subsequent to a Fund's acquisition of such a municipal security, however, the security may be determined to pay, or to have paid, taxable income. As a result, the treatment of dividends previously paid or to be paid by a Fund as "exempt-interest dividends" could be adversely affected, subjecting the Fund's Shareholders to increased federal income tax liabilities. Under highly unusual circumstances, the Internal Revenue Service may determine that a municipal bond issued as tax-exempt should in fact be taxable. If any Fund held such a bond, it might have to distribute taxable income or reclassify as taxable, ordinary income that was previously distributed as exempt-interest dividends.
Taxable Municipal Obligations. There is another type of municipal obligation that is subject to federal income tax for a variety of reasons. These municipal obligations do not qualify for the federal income exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality's underfunded pension plan.
Municipal Notes
Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.
TANs. An uncertainty in a municipal issuer's capacity to raise taxes as a result of such events as a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.

BANs. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.
RANs. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.
RAWs. Revenue anticipation warrants, or reimbursement warrants, are issued to meet the cash flow needs of state governments at the end of a fiscal year and in the early weeks of the following fiscal year. These warrants are payable from unapplied money in a state's general fund, including the proceeds of RANs issued following enactment of a state budget or the proceeds of refunding warrants issued by the state, and are typically subordinated in right of payment to RANs.
The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of their issuers to meet the interest and principal payments (i.e., credit risk). Such values also will change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk).
Supranational Agency Securities
Debt security investments may include the debt securities of "supranational" entities if the adviser believes that the securities do not present risks inconsistent with a Fund's investment objective. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development, the International Finance Corporation and the Inter-American Development Bank.
Unrated and Downgraded Investments
A Fund may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Fund. After purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Funds. Neither event will require a sale of such security by the Fund. To the extent the ratings given by Moody's, Fitch, or S&P may change as a result of changes in such organizations or their rating systems, a Fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its The Offering Document and in this The SAI. The ratings of Moody's, Fitch and S&P are more fully described in the Appendix.
U.S. Government Obligations
U.S. Government obligations include securities issued by the U.S. Treasury, U.S. Government agencies or U.S. Government sponsored entities. While U.S. Treasury obligations are backed by the "full faith and credit" of the U.S. Government, securities issued by U.S. Government agencies or government-sponsored entities may not be backed by the full faith and credit of the U.S. Government. The Government National Mortgage Association ("GNMA"), a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or the Department of Veterans Affairs. Government-sponsored entities (whose obligations are not backed by the full faith and credit of the U.S. Government) include, but are not limited to, the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). If a government-sponsored entity is negatively impacted by legislative or regulatory action, is unable to meet its obligations, or its creditworthiness declines, the performance of a Fund that holds securities of the entity will be adversely impacted. U.S. Government obligations are subject to low but varying degrees of credit risk, and are still subject to interest rate and market risk. U.S. Government obligations may be adversely affected by a default by, or decline in the credit quality of, the U.S. Government.

Variable Rate and Amount Master Notes
Certain Funds may invest in variable amount master demand notes, obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and the Funds whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes.
Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Fund may invest in obligations which are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Fund may invest.
Zero-Coupons and Step-Up Coupons
These securities are debt securities that do not make regular cash interest payments. Zero-coupon securities are securities that make no periodic interest payments, but are instead sold at discounts from face value. Step-up coupon bonds are debt securities that may not pay interest for a specified period of time and then, after the initial period, may pay interest at a series of different rates. If these securities do not pay current cash income, the market prices of these securities would generally be more volatile and likely to respond to a greater degree to changes in interest rates than the market prices of securities that pay cash interest periodically having similar maturities and credit qualities.
Other Investments and Techniques
Forward Commitments, When-Issued and Delayed-Delivery Transactions
Securities may be purchased or sold on a when-issued or delayed-delivery basis and contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time may also be made. Delivery and payment on such transactions normally take place within 120 days after the date of the commitment to purchase. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

The Funds have a segregated account in which they may maintain cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to each Fund's commitments to purchase when-issued securities. If the value of these assets declines, a Fund will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is at least equal to the amount of such commitments.
Illiquid Securities
Securities not registered under the 1933 Act, and other securities subject to legal or other restrictions on resale may be less liquid than other investments and may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Fund. No Fund may invest or hold more than 15% of its net assets in illiquid securities.
Other Investment Companies
A Fund may invest in shares of other open-end and closed-end management investment companies up to the limits prescribed in Section 12(d) under the 1940 Act, subject to the Fund's non-fundamental investment policies. Currently, under the 1940 Act, a Fund that invests directly in a Fund of securities is limited to, subject to certain exceptions: (i) 3% of the total voting stock of any one investment company; (ii) 5% of such Fund's total assets with respect to any one investment company; and (iii) 10% of such Fund's total assets. Other investment companies in which the Fund invests can be expected to charge fees for operating expenses, such as advisory and administration fees, that would be in addition to those charged by the Fund.
Other investment companies may include exchange-traded funds ("ETFs"), which are shares of publicly traded unit investment trusts, open-end funds or depositary receipts that seek to track the performance of specific indexes or companies in related industries. ETFs generally are subject to the same risks as the underlying securities the ETFs are designed to track and to the risks of the specific sector or industry tracked by the ETF. ETFs also are subject to the risk that their prices may not totally correlate to the prices of the underlying securities the ETFs are designed to track and the risk of possible trading halts due to market conditions or for other reasons. Although ETFs that track broad market indexes are typically large and their shares are fairly liquid, ETFs that track more specific indexes tend to be newer and smaller, and all ETFs have limited redemption features. Pursuant to certain exemptive relief granted by the SEC, the Funds' investments in certain ETFs may exceed certain of the limits described above.
Under the 1940 Act and rules and regulations thereunder, a Fund may purchase shares of other affiliated Funds, subject to certain conditions. Investing in affiliated Funds may present certain actual or potential conflicts of interest.
Private Placement and other Restricted Securities
Private placement securities are not registered under the 1933 Act. Private placements often may offer attractive opportunities for investment not otherwise available on the open market. However, private placement and other "restricted" securities typically cannot be resold without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A (a "Rule 144A Security")), and may not be readily marketable.
Private placement and other restricted securities typically may be resold only to qualified institutional buyers, or in a privately negotiated transaction, or to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met for an exemption from registration. Investing in private placement and other restricted securities is subject to certain additional risks. They may be considered illiquid securities as they typically are subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such securities, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Fund could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held and traded. At times, it also may be more difficult to determine the fair value of such securities for purposes of computing a Fund's net asset value due to the absence of an active trading market. Delay or difficulty in selling such securities may result in a loss to a Fund. Restricted securities, including Rule 144A Securities, that are "illiquid" are subject to a Fund's policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Fund on a case-by-case basis and will consider the following factors, among others, in its evaluation: (i) the frequency of trades and quotes for the Rule 144A Security; (ii) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (iii) dealer undertakings to make a market in the Rule 144A Security; and (iv) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer). The adviser will apply a similar process to evaluating the liquidity characteristics of other restricted securities. There can be no assurance that a restricted security that is deemed to be liquid when purchased will continue to be liquid for as long as it is held by a Fund.

Repurchase Agreements
Repurchase agreements are agreements wherein the seller of a security to a Fund agrees to repurchase that security from a Fund at a mutually agreed upon time and price. All repurchase agreements will be "collateralized fully", as defined under the 1940 Act. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. Repurchase agreements generally are subject to counterparty risk. If the seller defaults and the value of the underlying securities has declined, a Fund may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, a Fund's disposition of the underlying securities may be delayed or limited.
A Fund may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Fund's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and other illiquid securities. A Fund will only enter into repurchase agreements with broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the Fund's adviser. The Funds may participate in pooled repurchase agreement transactions with other funds advised by the adviser.
MANAGEMENT OF THE TRUST
The following information supplements, and should be read in conjunction with, the section in The Offering Document entitled "Management, Organization and Capital Structure."
General
The Trustees are responsible for the management and supervision of the Funds. The Trustees approve all significant agreements between the Trust, on behalf of the Funds, and those companies that furnish services to the Funds; review performance of the Advisor and the Funds; and oversee activities of the Funds. This section of the Statement of Additional Information provides information about the persons who serve as Trustees and officers to the Trust and Funds, respectively, as well as the entities that provide services to the Funds.

Trustees and Officers.  Following are the Trustees and officers of the Trust, their age and address, their present position with the Trust or the Fund, and their principal occupation during the past five years.  Those Trustees who are "interested persons" (as defined in the Investment Company Act of 1940) by virtue of their affiliation with the Trust or the Advisor are indicated in the table.  The address of each Trustee and officer of the Trust, unless otherwise indicated, is 116 South Franklin Street, Rocky Mount, North Carolina 27804.
Name, Age and Address	Position held with Funds or Trust	Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Independent Trustees
Theo H. Pitt, Jr. Date of Birth: 04/1936	Independent Trustee and Chairman	Since 9/10	Senior Partner, Community Financial Institutions Consulting (financial consulting) since 1999; Partner, Pikar Properties (real estate) since 2001.	2
Independent Trustee of World Funds Trust for its twelve series, Gardner Lewis Investment Trust for its two series, Starboard Investment Trust for its twenty-six series and Hillman Capital Management Investment Trust for its one series (all registered investment companies).

Thomas R. Galloway Date of Birth: 10/1963	Independent Trustee	Since 3/16	Independent investor since 2012; Bank Loan Analyst, WAMCO from 2000 to 2012.	2	Independent Trustee of Prophecy Alpha Fund I, a closed-end interval fund (a registered investment company).
Other Officers
Katherine M. Honey Date of Birth: 09/1973	President	Since 06/15	EVP of The Nottingham Company since 2008.	n/a	n/a
Ashley E. Harris Date of Birth: 03/1984	Treasurer and Assistant Secretary	Since 06/15	Fund Accounting Manager and Financial Reporting, The Nottingham Company since 2008.	n/a	n/a
Matthew J. Beck Date of Birth: 06/1988	Secretary	Since 06/15	General Counsel of The Nottingham Company since 2014.	n/a	n/a

Name, Age and Address	Position held with Funds or Trust	Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Marvin H. Barge Date of Birth: 06/1965	Chief Compliance Officer	Since 8/16	Compliance Consultant with Barge Consulting, LLC	n/a	n/a

The Board met six times during the twelve-month period ended June 30, 2016. Mr. Pitt attended all of the Board meetings, but Mr. Galloway attended three meetings because he did not begin his tenure until March 15, 2016.

Board Structure.  The Trust's Board of Trustees includes Mr. Pitt and Mr. Galloway, the Independent Trustees.  The Board has established several standing committees:  the Audit Committee, Nominating Committee, Proxy Voting Committee, Governance Committee, and Qualified Legal Compliance Committee.  These standing committees are comprised entirely of Mr. Pitt.  Other information about these standing committees is set forth below.  The Board has determined that the Board's structure is appropriate given the characteristics, size, and operations of the Trust.  The Board also believes that its leadership structure, including its committees, helps facilitate effective oversight of Trust management.  The Board reviews its structure annually.

With respect to risk oversight, the Board considers risk management issues as part of its general oversight responsibilities throughout the year.  The Board holds four regular board meetings each year during which the Board receives risk management reports and/or assessments from Trust management, the Fund's advisor and sub-advisor, administrator, transfer agent, and distributor, and receives an annual report from the Trust's Chief Compliance Officer ("CCO").  The Audit Committee also meets with the Trust's independent registered public accounting firm on an annual basis, to discuss among other things, the internal control structure of the Trust's financial reporting function.  When appropriate, the Board may hold special meeting or communicate directly with Trust management, the CCO, the Trust's third party service providers, legal counsel, or independent public accountants to address matters arising between regular board meeting or needing special attention.  In addition, the Board has adopted policies and procedures for the Trust to help detect and prevent and, if necessary, correct violations of federal securities laws
Qualification of Trustees.  The Board has considered each Trustee's experience, qualifications, attributes and skills in light of the Board's function and the Trust's business and structure, and has determined that each Trustee possesses experience, qualifications, attributes, and skills that enable the Trustee to be an effective member of the Board.
Mr. Pitt has experience as an investor, including his role as trustee of several other investment companies and business experience as Senior Partner of a financial consulting company, as a Partner of a real estate partnership and as an Account Administrator for a money management firm.
Mr. Galloway has over twenty years of experience in the investment industry, particular with respect to high yield, bank loan, and distressed securities. He spent twelve years at Western Asset Management ("WAMCO"), where he served as an analyst and portfolio manager. Prior to joining WAMCO in 2000, Tom worked at Merrill Lynch Asset Management, where he analyzed multiple industry sectors. He began his investment career in 1992 at a boutique investment firm, where he specialized in high yield and distressed securities.

The Board has determined that each of the Trustees' careers and background, combined with their interpersonal skills and general understanding of financial and other matters, enable the Trustees to effectively participate in and contribute to the Board's functions and oversight of the Trust.
Trustee Standing Committees.  The Trustees have established the following standing committees:
Audit Committee.  Mr. Pitt sits on the Audit Committee.  The Audit Committee oversees the Fund's accounting and financial reporting policies and practices, reviews the results of the annual audits of the Fund's financial statements, and interacts with the Fund's independent auditors on behalf of all the Trustees.  The Audit Committee operates pursuant to an Audit Committee Charter and meets periodically as necessary. The Audit Committee met five during the twelve-month period ended June 30, 2016.
Governance Committee.  Mr. Pitt sits on the Governance Committee.  The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards.  The Governance Committee operates pursuant to a Governance Committee Charter and normally meets annually, but may also meet as often as necessary to carry out its purpose.  The Governance Committee met once during the twelve-month period ended June 30, 2016.
Nominating Committee.  Mr. Pitt sits on the Nominating Committee.  The Nominating Committee nominates, selects, and appoints independent trustees to fill vacancies on the Board of Trustees and to stand for election at meetings of the shareholders of the Trust.  The Nominating Committee meets only as necessary.  The Nominating Committee generally will not consider nominees recommended by shareholders of the Trust.  The Nominating Committee did not meet during the twelve-month period ended June 30, 2016.

Beneficial Equity Ownership Information.  The table below shows for the Trustees, the amount of Fund equity securities beneficially owned by the Trustees, and the aggregate value of all investments in equity securities of the Fund complex, as of valuation date of December 31, 2015 and stated as one of the following ranges:  A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; and E = over $100,000.
Name of Trustee	Dollar Range of Equity Securities in the Government Fund	Dollar Range of Equity Securities in the Prime Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen By Trustee In Family of Investment Companies*
Theo H. Pitt, Jr.	A	A	A
Thomas Galloway	A	A	A
* Includes all the funds of the Trust managed by the Advisor.
Ownership of Securities of Advisor, Distributor, or Related Entities.  As of December 31, 2015, the Independent Trustees and/or their immediate family members did not own securities of the Advisor, Distributor, or any entity controlling, controlled by, or under common control with the Advisor, or Distributor.
Compensation.  Officers of the Trust and Trustees who are interested persons of the Trust or the Advisor will receive no salary or fees from the Trust.  The Independent Trustees receive $1,250 per series per quarter each year. Previously, and throughout the fiscal year ended June 30, 2015, the Independent Trustee received $2,000 per series each year. The Trust reimburses each Trustee and officers of the Trust for his or her travel and other expenses relating to attendance at such meetings.  The following table presents the compensation for the Trustees for the fiscal year ended June 30, 2015. Mr. Galloway did not begin his tenure until after the end of the fiscal year, and therefore was paid no compensation for the period.

Name of Trustee	Aggregate Compensation From the Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees*
Theo H. Pitt, Jr.	$0	None	None	$8,500
Thomas Galloway	$0	None	None	$0
*Each of the Trustees serves as a Trustee to all series of the Trust.
Code of Ethics
The Trust and the Advisor each have adopted a code of ethics, as required under Rule 17j-1 of the Investment Company Act of 1940, which is designed to prevent affiliated persons of the Trust and the Advisor from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Funds (which securities may also be held by persons subject to each such code of ethics).  There can be no assurance that the codes will be effective in preventing such activities.  The codes permit employees and officers of the Trust and the Advisor to invest in securities, subject to certain restrictions and pre-approval requirements.  In addition, the Advisor's code require that portfolio managers and other investment personnel report their personal securities transactions and holdings, which are reviewed for compliance with the respective code of ethics.
Anti-Money Laundering Program
The Trust has adopted an anti-money laundering program, as required by applicable law, which is designed to prevent the Funds from being used for money laundering or the financing of terrorist activities.  The Trust's Chief Compliance Officer is responsible for implementing and monitoring the operations and internal controls of the program.  Compliance officers at certain of the Funds' service providers are also responsible for monitoring the program.  The anti-money laundering program is subject to the continuing oversight of the Trustees.
Proxy Voting Policies and Procedures
The Trust has adopted a proxy voting and disclosure policy that delegates to the Advisor the authority to vote proxies for the Funds, subject to oversight by the Trustees. Copies of the Trust's Proxy Voting and Disclosure Policy and the Advisor's Proxy Voting Policy and Procedures are included as Appendix B to this Statement of Additional Information. No later than August 31st of each year, the Funds will file Form N-PX stating how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th.  Information regarding how the Funds voted proxies as set forth in its most recent filing of Form N-PX will be available (i) without charge, upon request, by calling the Funds at 1-800-773-3863; and (ii) on the Securities and Exchange Commission's website at http://www.sec.gov.
Policies and Procedures for Disclosure of Fund Portfolio Holdings
The Trustees have adopted a policy that governs the disclosure of portfolio holdings. This policy is intended to ensure that such disclosure is in the best interests of the shareholders of the Funds and to address possible conflicts of interest. Under the Funds' policy, the Funds generally will not disclose portfolio holdings to a third party unless such information is made available to the public.  The policy provides that the Funds may disclose non-public portfolio holdings information as required by law and under other limited circumstances that are set forth in more detail below.

The Funds will make available to the public a complete schedule of portfolio holdings, as reported on a fiscal quarter basis.  This information is generally available within 60 days of the Fund's fiscal quarter end and will remain available until the next fiscal quarter's portfolio holdings report becomes available.  You may obtain a copy of these quarterly portfolio holdings reports by calling the Fund at 1- 800-773-3863. The Fund will also file these quarterly portfolio holdings reports with the Securities and Exchange Commission on Form N-CSR or Form N-Q, as applicable. The Fund's Form N-CSR and Form N-Q are available on the Securities and Exchange Commission's website at http://www.sec.gov and may be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, DC. The first and third quarter portfolio holdings reports will be filed with the Securities and Exchange Commission on Form N-Q and the second and fourth fiscal quarter portfolio holdings reports will be included with the semi-annual and annual financial statements, respectively, which are sent to shareholders and filed with the Securities and Exchange Commission on Form N-CSR.
To the extent that a Fund's portfolio holdings have previously been disclosed publicly either through a filing made with the Securities and Exchange Commission on Form N-CSR or Form N-Q, or by being posted to the Funds' website, such holdings may also be disclosed to any third party that requests them.
Consistent with policies approved by the Board, the officers of the Funds will share non-public portfolio holdings information with the Funds' service providers that require such information for legitimate business and Fund oversight purposes.  Recipients of non-public portfolio holdings information have a duty not to trade on that confidential information.   The Funds have not (and does not intend to) enter into any arrangement providing for the receipt of compensation or other consideration in exchange for the disclosure of non-public portfolio holdings information, other than the benefits that result to the Funds and their shareholders from providing such information, which include the publication of Fund ratings and rankings.
The Advisor, as well as the custodian, fund accountant and administrator, and compliance services administrator, have full daily access to the Funds' portfolio holdings.  These service providers are subject to obligations requiring them to keep non-public portfolio holdings information confidential.  In some, but not all, cases these confidentiality obligations are established by written agreements.  The Board of Trustees has concluded that the confidentiality obligations in place for these parties are adequate to safeguard the Fund from unauthorized disclosure of non-public portfolio holdings information.  In addition, the Advisor has a code of ethics that prohibits covered persons from disclosing or trading based on non-public portfolio holdings information.
The Funds' distributor, transfer agent, independent public accountants, and legal counsel have access to the Funds' portfolio holdings on an ad hoc, as needed basis. The distributor and transfer agent are subject to written agreements that establish confidentiality obligations with respect to the Funds' portfolio holdings.  The independent public accountants and legal counsel are subject to professional obligations that require them to keep non-public portfolio holdings information confidential.  The Board of Trustees has concluded that the confidentiality obligations in place for these parties are adequate to safeguard the Fund from unauthorized disclosure of non-public portfolio holdings information.
V.G. Reed & Sons, PrintGrafix (a division of Sunbelt Graphic Systems, Inc.), Riverside Printing, Inc., Allegra Design Marketing Print, and PrinterLink Communications Group, Inc. are financial printers the Funds may engage for, among other things, the printing and/or distribution of regulatory and compliance documents.  These service providers are subject to written agreements that establish confidentiality obligations with respect to the Funds' portfolio holdings.

The Funds and their service providers may also provide non-public portfolio holdings information to appropriate regulatory agencies as required by applicable laws and regulations.
The Funds currently do not provide non-public portfolio holdings information to any other third parties.  In the future, the Advisor may establish ongoing arrangements with other third parties if the Advisor determines that the Funds have a legitimate business purpose for doing so, determines that the disclosure is in the shareholders' best interest, and the recipient is subject to a duty of confidentiality.  These parties could include, by way of example, financial data processing companies that provide automated data scanning and monitoring services for the Funds, research companies that allow the Advisor to perform attribution analysis for the Funds; and the Advisor's proxy voting agent to assess and vote proxies on behalf of the Funds. The Advisor is responsible for determining which other third parties have a legitimate business purpose for receiving the Funds' portfolio holdings information.
The Funds' policy regarding disclosure of portfolio holdings is subject to the continuing oversight and direction of the Trustees.  Oversight includes: (i) review and approval of the policy on disclosure of portfolio holdings as necessary, including review of the parties receiving non-public portfolio holdings information; (ii) periodic assessment of compliance in connection with a report from the Trust's Chief Compliance Officer, (iii) receipt of reports on any conflicts of interest where disclosure of information about portfolio holdings may conflict or appear to conflict with the interests of the Funds' investment advisor, any principal underwriter for the Trust, or an affiliated person of the Trust, and (iv) receipt of reports on any known disclosure of the Funds' portfolio holdings to unauthorized third parties.  The Funds and Advisor are obligated to report issues that arise under the policy on disclosure of portfolio holdings to the Chief Compliance Officer.  Material compliance matters are then reported to the Board of Trustees.
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
As of August 31, 2016, the Trustees and officers of the Trust as a group owned beneficially (i.e., had direct or indirect voting and/or investment power) none of the then outstanding shares of the Funds. On that same date, the following shareholders owned of record more than 5% of the outstanding shares of the Funds. Except as provided below, no person is known by the Trust to be the beneficial owner of more than 5% of the outstanding shares of the Funds as of August 31, 2016.
Government Fund
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
None	None	None

Prime Fund

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
None	None	None

INVESTMENT ADVISORY AND OTHER SERVICES
Advisor
Chandler Asset Management Inc. ("Chandler"), headquartered at 6225 Lusk Boulevard, San Diego, CA 92121, provides Fund management and fundamental security analysis services as the advisor for each of the Funds. Chandler is owned by its principals, Kay Chandler and Martin Cassell. Chandler Asset Management was founded in 1988 and continues to be based in San Diego with additional offices in Denver, CO, Orlando, FL, Pleasanton, CA, and Seattle, WA.  As of June 30, 2016, Chandler had over $12 billion in assets.
For its services as investment advisor to each of the Funds, each Fund pays Investment Manager an aggregate fee, which is calculated daily and paid monthly, in arrears. For the Government Fund, the annual fee is 0.07% on the first $500 million of the average daily net assets, 0.06% on all assets over $500 million.. For the Prime Fund the annual fee is 0.09% on the first $500 million, 0.08% on all assets over $500 million. The fees paid to the Investment Advisor are deducted from each Fund's assets before the Fund makes any distributions to the investors.

The Advisory Agreement provides that the Funds shall indemnify the Investment Manager, and their respective affiliates from and against any liabilities, loss, damages, costs and expenses resulting from a demand, claim, lawsuit, action or proceeding relating to any of the person's conduct as the Funds' investment advisor or otherwise relating to the business or activities undertaken on behalf of the Funds (provided that such conduct did not constitute gross negligence, willful misconduct or a breach of the Advisory Agreement) or of any fiduciary obligation to the Funds or the Funds and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Funds or the Funds.

A discussion regarding the basis for the Board's approval of the advisory agreement for the Funds will be available in the Funds' annual report for the most recent period ended June 30, 2017.

As the Fund has not yet commenced operations, Chandler has not received advisory fees.
Administrator and Fund Accountant
The Trust has entered into a Fund Accounting and Administration Agreement with The Nottingham Company ("Administrator"), 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069. The Administrator performs the following services for the Funds: (i) procures on behalf of the Trust, and coordinates with the custodian and monitors the services it provides to the Funds; (ii) coordinates with and monitors any other third parties furnishing services to the Funds; (iii) provides the Funds with necessary office space, telephones and other communications facilities and personnel competent to perform administrative and clerical functions for the Funds; (iv) assists or supervises the maintenance by third parties of such books and records of the Funds as may be required by applicable federal or state law; (v) assists in the preparation of all federal, state, and local tax returns and reports of the Funds required by applicable law; (vi) assists in the preparation of and, after approval by the Trust, files and arranges for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law; (vii) assists in the preparation of and, after approval by the Trust, arranges for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required by applicable law; (viii) reviews and submits to the officers of the Trust for their approval invoices or other requests for payment of Funds expenses and instructs the Custodian to issue checks in payment thereof; and (ix) takes such other action with respect to the Funds as may be necessary in the opinion of the Administrator to perform its duties under the agreement. The Administrator will also provide certain accounting and pricing services for the Funds.

Compensation of the Administrator is based upon an administration fee on the average daily net assets of each Fund. The Administrator also charges the Funds for certain costs involved with the daily valuation of investment securities and is reimbursed for outofpocket expenses.
Custodian

U.S. Bank serves as custodian of the Funds' assets pursuant to a custody services contract. The Funds pay a fee to U.S. Bank, at customary rates, for the custody services provided by U.S. Bank.
As Custodian, U.S. Bank, among other things, maintains a custody account or accounts in the name of each Fund, handles the receipt and delivery of securities, selects and monitors foreign sub custodians as the Funds' global custody manager, determines income and collects interest on each Fund's investments and maintains certain books and records.
Transfer Agent
The Trust has entered into a Dividend Disbursing and Transfer Agent Agreement with Nottingham Shareholder Services, LLC ("Transfer Agent"), a North Carolina limited liability company, to serve as transfer, dividend paying, and shareholder servicing agent for the Funds.  Compensation of the Transfer Agent is based upon a fee on the average daily net assets of each Fund. The address of the Transfer Agent is 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365.
Independent Registered Public Accounting Firm
The Trustees have selected the firm of BrookWeiner LLC to serve as the independent registered public accounting firm for the Funds for the current fiscal year and to audit the annual financial statements of the Funds, and prepare the Funds' federal, state, and excise tax returns.  The independent registered public accounting firm will audit the financial statements of the Fund at least once each year.  Shareholders will receive annual audited and semi-annual (unaudited) reports when published and written confirmation of all transactions in their account.  A copy of the most recent annual report will accompany the Statement of Additional Information whenever a shareholder or a prospective investor requests it.
Legal Counsel
Holland & Knight LLP serves as legal counsel to the Trust and the Funds.
FUND MANAGER
The following information supplements, and should be read in conjunction with, the section in The Offering Document entitled "Fund Manager." Martin Cassell (the "Fund Manager") manages the investment activities of the Funds as listed below on a day-to-day basis.

Compensation
The Fund Manager's compensation varies with the general success of the Advisor as a firm.  The Fund Manager's compensation is based on net revenue after all firm expenses and profit sharing.  The Fund Manager's compensation is not directly linked to the Fund's performance, although positive performance and growth in managed assets are factors that may contribute to the Advisor's distributable profits and assets under management.
Ownership of Fund Shares
The table below shows the amount of the Funds' equity securities beneficially owned by each Fund Manager as of June 30, 2016 and stated as one of the following ranges: A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; E = $100,001-$500,000; F = $500,001-$1,000,000; and G = over $1,000,000.
Name of Fund Manager	Dollar Range of Equity Securities in the Government Fund	Dollar Range of Equity Securities in the Prime Fund
Martin Cassell	A	A
Other Accounts
In addition to the Funds, the Fund Manager is responsible for the day-to-day management of certain other accounts.  The table below shows the number of, and total assets in, such other accounts as of June 30, 2016.
Accounts	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
All Accounts	0	n/a	0	n/a	955	$12.4 Billion
Accounts with Performance-Based Advisory Fee	0	n/a	0	n/a	0	n/a
Conflicts of Interests
The Fund Manager's management of "other accounts" may give rise to potential conflicts of interest in connection with their management of the Funds' investments, on the one hand, and the investments of the other accounts, on the other.  The other accounts consist of separately managed private clients ("Other Accounts").  The Other Accounts might have similar investment objectives as the Funds, be compared to the same index as the Funds, or otherwise hold, purchase, or sell securities that are eligible to be held, purchased, or sold by the Funds.
Knowledge of the Timing and Size of Fund Trades:  A potential conflict of interest may arise as a result of the Fund Manager's day-to-day management of the Funds.  The Fund Manager knows the size and timing of trades for the Fund and the Other Accounts, and may be able to predict the market impact of Fund trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of Other Accounts it manages and to the possible detriment of the Funds, or vice versa.

Investment Opportunities:  The Advisor provides investment supervisory services for a number of investment products that have varying investment guidelines.  The Fund Manager works across different investment products.  Differences in the compensation structures of the Advisor's investment products may give rise to a conflict of interest by creating an incentive for the Advisor to allocate the investment opportunities it believes might be the most profitable to the client accounts where it might benefit the most from the investment gains.
BROKERAGE ALLOCATION AND OTHER PRACTICES
The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in Fund securities. Subject to the supervision of the Trust's Board Advisor is responsible for the Funds' portfolio decisions and the placing of Fund transactions. In placing orders, it is the policy of the Advisor to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the broker-dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While the Advisor generally seeks reasonably competitive spreads or commissions, the Funds will not necessarily be paying the lowest spread or commission available.

Purchases and sales of non-equity securities usually will be principal transactions. Fund securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. The Funds also will purchase Fund securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Fund's portfolio securities transactions will consist primarily of broker-dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Fund may purchase securities from underwriting syndicates of which the Distributor or the Advisor is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Trustees.

In placing orders for Fund securities of a Fund, a Fund's Advisor is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Advisor will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Advisor oversees the trade execution procedures of the Advisor to ensure that such procedures are in place, that they are adhered to, and that adjustments are made to the procedures to address ongoing changes in the marketplace.

The Advisor may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Fund transaction, give preference to a broker-dealer that has provided statistical or other research services to the Advisor. In selecting a broker-dealer under these circumstances, the Advisor will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer.

Portfolio Turnover
Portfolio turnover is a ratio that indicates how often the securities in a mutual fund's portfolio change during a year's time.  Higher numbers indicate a greater number of changes, and lower numbers indicate a smaller number of changes.  The Funds may sell portfolio securities without regard to the length of time they have been held in order to take advantage of new investment opportunities or changing market conditions.  Since portfolio turnover may involve paying brokerage commissions and other transaction costs, there could be additional expenses for the Funds.  High rates of portfolio turnover could lower performance of the Funds due to increased costs and may also result in the realization of capital gains.  If the Funds realize capital gains when they sell portfolio investments, they must generally distribute those gains to shareholders, increasing their taxable distributions.  Under normal circumstances, the anticipated portfolio turnover rate for each Fund is expected to be less than 100%.
Brokerage Commissions
As they have not yet commenced operations, the Funds have not yet paid any brokerage commissions.
Directed Brokerage Commissions
As they have not yet commenced operations, none of the Funds directed brokerage transactions to a broker for research services.
None of the Funds paid commissions to an affiliated broker for their most recently completed fiscal years.
CAPITAL STOCK AND OTHER SECURITIES
Under the Declaration of Trust, the Trustees are authorized to issue Shares in one or more separate and distinct series. Investments in each Fund have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Fund is entitled to a vote in proportion to the amount of its investment therein. Investors in the Funds will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules there under). One or more Funds could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Shares in the Trust or in a Fund, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Shares in the Trust (or a Fund) request in writing a meeting of investors in the Trust (or Fund). Except for certain matters specifically described in the Amended and Restated Declaration of Trust, the Trustees may amend the Trust's Amended and Restated Declaration of Trust without the vote of Shareholders.
The Trust, with respect to a Fund, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Fund may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Fund's outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Fund's investors. Upon liquidation or dissolution of any Fund, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.
The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's Shareholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that a Shareholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Shareholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Shareholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Shareholder held personally liable for the obligations of the Trust. Thus, the risk of an Shareholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

PURCHASE, REDEMPTION, AND PRICING OF SHARES
Beneficial Shares in the Funds are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Funds may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

In addition to cash purchases of Shares, if accepted by the Trust, investments in Beneficial Shares of a Fund may be made in exchange for securities which are eligible for purchase by the Fund and consistent with the Fund's investment objective and policies as described in The Offering Document. In connection with an in-kind securities payment, a Fund may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Fund; (ii) are accompanied by satisfactory assurance that the Fund will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Fund; (iv) be in proper form for transfer to the Fund; and (v) are accompanied by adequate information concerning the tax basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Fund engaged in the in-kind purchase transaction and must be delivered to such Fund by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

The Trust is required to redeem all full and fractional units of Shares in the Trust. The redemption price is the net asset value per unit of each Fund next determined after receipt by the Fund of a request for redemption in proper form. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Shares shall not be canceled and may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amount due and owing by an Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

If the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Shareholder may either withdraw his or her request for redemption or receive payment based on the NAV per Share next determined after the suspension terminates.

If the Trustees shall determine that direct or indirect ownership of Shares of any Fund has become concentrated in any person to an extent that would disqualify any Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Shares in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

A Fund's NAV is the value of a single share. The NAV is calculated as of the close of regular trading on the New York Stock Exchange ("NYSE") (generally 4:00 p.m. Eastern time) on each day that the NYSE is open, although a Fund may deviate from this calculation time under unusual or unexpected circumstances. To calculate the NAV of a Fund's shares, the Fund's assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. The price at which a purchase or redemption request is processed is based on the next NAV calculated after the request is received in good order. Generally, NAV is not calculated, and purchase and redemption requests are not processed, on days that the NYSE is closed for trading; however unusual or unexpected a Fund may elect to remain open even on days that the NYSE is closed or closes early. To the extent that a Fund's assets are traded in various markets on days when the Fund is closed, the value of the Fund's assets may be affected on days when you are unable to buy or sell Fund shares. Conversely, trading in some of a Fund's assets may not occur on days when a Fund is open.

With respect to any portion of a Fund's assets that may be invested in other mutual funds, the value of the Fund's shares is based on the NAV of the shares of the other mutual funds in which the Fund invests. The valuation methods used by mutual funds in pricing their shares, including the circumstances under which they will use fair value pricing and the effects of using fair value pricing, are included in the prospectuses of such funds. To the extent a Fund invests a portion of its assets in non-registered investment vehicles, the Fund's shares in the non-registered vehicles are fair valued at NAV.

With respect to a Fund's assets invested directly in securities, the Fund's investments are generally valued at current market prices. Equity securities, options and futures are generally valued at the official closing price or, if none, the last reported sales price on the primary exchange or market on which they are listed (closing price). Equity securities that are not traded primarily on an exchange are generally valued at the quoted bid price obtained from a broker-dealer.

Debt securities acquired are generally valued at amortized cost.

We are required to depart from these general valuation methods and use fair value pricing methods to determine the values of certain investments if we believe that the closing price or the quoted bid price of a security, including a security that trades primarily on a foreign exchange, does not accurately reflect its current market value at the time as of which a Fund calculates its NAV. The closing price or the quoted bid price of a security may not reflect its current market value if, among other things, a significant event occurs after the closing price or quoted bid price but before the time as of which a Fund calculates its NAV that materially affects the value of the security. We use various criteria, including a systemic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. In addition, we use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations or evaluated prices from a pricing service or broker-dealer are not readily available.

The fair value of a Fund's securities and other assets is determined in good faith pursuant to policies and procedures adopted by the Fund's Board of Trustees. In light of the judgment involved in making fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate or that it reflects the price that the Fund could obtain for such security if it were to sell the security at the time as of which fair value pricing is determined. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or quoted bid price.

TAXATION

Each Fund will be treated as a separate corporate entity under the Internal Revenue Code of 1986, as amended ("Code"), and intends to qualify or remain qualified as a regulated investment company under Subchapter M of the Code.
A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses).  Each Fund intends to make sufficient distributions or deemed distributions of their ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.
If for any taxable year a Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of that Fund's taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders) at the Fund level.
FINANCIAL STATEMENTS
BrookWeiner LLC has been selected as the independent registered public accounting firm for the Trust. BrookWeiner LLC provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. BrookWeiner LLC's address is 125 South Wacker Dr., 10th Floor, Chicago, IL 60606.

APPENDIX A – DESCRIPTION OF RATINGS
The Funds may acquire from time to time certain securities that meet the following minimum rating criteria ("Investment-Grade Debt Securities") (or if not rated, of equivalent quality as determined by the Advisor).  The various ratings used by the nationally recognized securities rating services are described below.

A rating by a rating service represents the service's opinion as to the credit quality of the security being rated.  However, the ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer.  Consequently, the Advisor believes that the quality of Investment-Grade Debt Securities in which the Fund may invest should be continuously reviewed and that individual analysts give different weightings to the various factors involved in credit analysis.  A rating is not a recommendation to purchase, sell, or hold a security, because it does not take into account market value or suitability for a particular investor.  When a security has received a rating from more than one service, each rating is evaluated independently.  Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources that they consider reliable.  Ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information, or for other reasons.

Standard & Poor's Ratings Services.  The following summarizes the highest four ratings used by Standard & Poor's Ratings Services ("S&P"), a division of McGraw-Hill Companies, Inc., for bonds which are deemed to be Investment-Grade Debt Securities by the Advisor:
AAA – This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity of the obligor to meet its financial commitment on the obligation.
AA – Debt rated AA differs from AAA issues only in a small degree.  The obligor's capacity to meet its financial commitment on the obligation is very strong.
A – Debt rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.  However, the obligor's capacity to meet its financial commitment on the obligation is still strong.
BBB – Debt rated BBB exhibits adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
To provide more detailed indications of credit quality, the AA, A, and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.
Bonds rated BB, B, CCC, CC, and C are not considered by the Advisor to be Investment-Grade Debt Securities and are regarded as having significant speculative characteristics.  BB indicates the lowest degree of speculation and C the highest degree of speculation.  While such bonds may have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.
Commercial paper rated A1 by S&P indicates that the degree of safety regarding timely payment is strong.  Those issues determined to possess extremely strong safety characteristics are denoted A1+.  Capacity for timely payment on commercial paper rated A2 is satisfactory, but the relative degree of safety is not as high as for issues designated A1.

The rating SP1 is the highest rating assigned by S&P to short term notes and indicates strong capacity to pay principal and interest.  An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.  The rating SP2 indicates a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.  The rating SP-3 indicates a speculative capacity to pay principal and interest.
Moody's Investor Service, Inc.  The following summarizes the highest four ratings used by Moody's Investors Service, Inc. ("Moody's") for fixed-income obligations with an original maturity of one year or more, which are deemed to be Investment-Grade Securities by the Advisor:
Aaa – Bond obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa – Bond obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A – Bond obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa – Bond obligations rated Baa are subject to moderate credit risk.  They are considered medium-grade and as such may possess certain speculative characteristics.
Obligations that are rated Ba, B, Caa, Ca, or C by Moody's are not considered "Investment-Grade Debt Securities" by the Advisor.  Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.  Obligations rated B are considered speculative and are subject to high credit risk.  Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.
Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa.  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Short-Term Ratings.
Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations.  Ratings may be assigned to issuers, short-term programs, or individual short-term debt instruments.  Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.
Moody's employs the following designations to indicate the relative repayment ability of rated issuers:
P-1 – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2 – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3 – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term debt obligations.
NP – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor, or support-provider.

US Municipal Short-Term Debt And Demand Obligation Ratings.
Short-Term Debt Ratings.  There are three rating categories for short-term municipal obligations that are considered investment grade.  These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels – MIG 1 through MIG 3.  In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade.  MIG ratings expire at the maturity of the obligation.
MIG 1 – This designation denotes superior credit quality.  Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2 – This designation denotes strong credit quality.  Margins of protection are ample, although not as large as in the preceding group.
MIG 3 – This designation denotes acceptable credit quality.  Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG – This designation denotes speculative-grade credit quality.  Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings.  In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating.  The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments.  The second element represents Moody's evaluation of the degree of risk associated with the ability to receive purchase price upon demand ("demand feature"), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.
When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.
VMIG rating expirations are a function of each issue's specific structural or credit features.
VMIG 1 – This designation denotes superior credit quality.  Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 2 – This designation denotes strong credit quality.  Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
VMIG 3 – This designation denotes acceptable credit quality.  Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
SG – This designation denotes speculative-grade credit quality.  Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Fitch Ratings. The following summarizes the highest four ratings used by Fitch, Inc. ("Fitch"):

Long-Term Ratings.
AAA – Highest credit quality.  The rating AAA denotes that the lowest expectation of credit risk.  They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.
AA – Very high credit quality.  The rating AA denotes a very low expectation of credit risk.  They indicate very strong capacity for timely payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.
A – High credit quality.  The rating A denotes a low expectation of credit risk.  The capacity for timely payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher rating.
BBB – Good credit quality.  The rating BBB indicates that there is currently a low expectation of credit risk.  The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.  This is the lowest investment grade category.
Long-term securities rated below BBB by Fitch are not considered by the Advisor to be investment-grade securities.  Securities rated BB and B are regarded as speculative with regard to a possible credit risk developing.  BB is considered speculative and B is considered highly speculative.  Securities rated CCC, CC, and C are regarded as a high default risk.  A rating CC indicates that default of some kind appears probable, while a rating C signals imminent default.  Securities rated DDD, D, and D indicate a default has occurred.
Short-Term Ratings.
F1 – Highest credit quality.  The rating F1 indicates the strongest capacity for timely payment of financial commitments; may have an added (+) to denote any exceptionally strong credit feature.
F2 – Good credit quality.  The rating F2 indicates a satisfactory capacity for timely payment of financial commitment, but the margin of safety is not as great as in the case of the higher ratings.
F3 – Fair credit quality.  The rating F3 indicates the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.
B – Speculative.  The rating B indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.
Short-term rates B, C, and D by Fitch are considered by the Advisor to be below investment-grade securities.  Short-term securities rated B are considered speculative, securities rated C have a high default risk, and securities rated D denote actual or imminent payment default.
(+) or (-) suffixes may be appended to a rating to denote relative status within major rating categories.  Such suffixes are not added to long-term ratings "AAA" category, categories below "CCC", or short-term ratings other than "F1".  The suffix "NR" indicates that Fitch does not publicly rate the issuer or issue in question.

APPENDIX B – PROXY VOTING POLICIES

The following proxy voting policies are provided:
(1)	The Trust's Proxy Voting and Disclosure Policy; and
(2)	The Advisor's Proxy Voting and Disclosure Policy; and

Trust's Proxy Voting Disclosure Policy
The Securities and Exchange Commission has adopted rules and forms under the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940 to require registered investment companies to provide disclosure about how they vote proxies for their portfolio securities.  Each series of shares of the Trust (individually and collectively referred to as the "Fund") is required to disclose the policies and procedures used to determine how to vote proxies for portfolio securities.  The Fund is also required to file with the Securities and Exchange Commission and to make available to their shareholders the specific proxy votes cast for portfolio securities.  This policy is designed to ensure that the Fund complies with these requirements and otherwise fulfills its obligations with respect to proxy voting, disclosure, and recordkeeping.  The overall goal is to ensure that the Fund's proxy voting is managed in an effort to act in the best interests of its shareholders.  While decisions about how to vote must be determined on a case-by-case basis, proxy voting decisions will be made considering these guidelines and following the procedures recited herein.
Specific Proxy Voting Policies and Procedures
A.	General
The Board of Trustees believes that the voting of proxies is an important part of portfolio management as it represents an opportunity for shareholders to make their voices heard and to influence the direction of a company.  The Trust and Fund are committed to voting corporate proxies in the manner that best serves the interests of the Fund's shareholders.
B.	Delegation to Fund's Investment Advisor
The Board of Trustees believes that the Fund's investment advisor is in the best position to make individual voting decisions for the Fund consistent with this policy.  Therefore, subject to the oversight of the Board of Trustees, the Fund's investment advisor is delegated the following duties:
1.	To make the proxy voting decisions for the Fund; and
2.
To assist the Fund in disclosing the Fund's proxy voting record as required by Rule 30b1-4 under the Investment Company Act of 1940, including providing the following information for each matter with respect to which the Fund was entitled to vote: (a) information identifying the matter voted on; (b) whether the matter was proposed by the issuer or by a security holder; (c) whether and how the Fund cast its vote; and (d) whether the Fund cast its vote for or against management.

The Board of Trustees, including a majority of the Independent Trustees, shall approve the Proxy Voting and Disclosure Policy of the Fund's investment advisor as it relates to the Fund.  The Board of Trustees shall also approve any material changes to such policy no later than six (6) months after adoption by the Fund's investment advisor.
C.	Conflicts
 In cases where a matter with respect to which a Fund is entitled to vote presents a conflict between the interest of the Fund's shareholders, on the one hand, and those of the Fund's investment advisor, principal underwriter, or an affiliated person of the Fund, its investment advisor or principal underwriter, on the other hand, the Fund shall always vote in the best interest of the Fund's shareholders.  For purposes of this Policy, a vote shall be considered in the best interest of the Fund's shareholders (i) when a vote is cast consistent with a specific voting policy set forth in the Proxy Voting and Disclosure Policy of the Fund's investment advisor, provided such specific voting policy was approved by the Board of Trustees, or (ii) when a vote is cast consistent with the decision of the Trust's Proxy Voting Committee.  In addition, provided the Fund's investment advisor is not affiliated with the Fund's principal underwriter or an affiliated person of the principal underwriter and neither the Fund's principal underwriter nor an affiliated person of the principal underwriter has influenced the advisor with respect to a matter to which the Fund is entitled to vote, a vote by the advisor shall not be considered a conflict between the Fund's shareholders and the Fund's principal underwriter or affiliated person of the principal underwriter.

D.	Other Investment Companies
To the extent the Fund invests in shares of other investment companies in accordance with the safe harbor provisions of Section 12(d)(1)(F) of the Investment Company Act of 1940, the Fund's investment advisor shall vote proxies with respect to such investment company securities in the same proportion as the vote of all other holders of such securities.
Fund Disclosure
A.	Disclosure of Fund Policies and Procedures With Respect to Voting Proxies Relating to Portfolio Securities
The Fund shall disclose this policy, or a description of the policy, to its shareholders by including it as an appendix to its Statement of Additional Information on Form N-1A.  The Fund will also notify its shareholders in the Fund's shareholder reports that a description of this policy is available upon request, without charge, by calling a specified toll-free telephone number.  The Fund will send this description of the policy within three business days of receipt of any shareholder request, by first-class mail, or other means designed to ensure equally prompt delivery.
B.	Disclosure of the Fund's Complete Proxy Voting Record
In accordance with Rule 30b1-4 of the Investment Company Act of 1940, the Fund will file Form N-PX with the Securities and Exchange Commission no later than August 31 of each year, even if August 31 falls on a non-business day.  The Fund shall disclose to its shareholders on Form N-PX the Fund's complete proxy voting record for the twelve-month period ended June 30.
The Fund shall disclose the following information on Form N-PX for each matter relating to a portfolio security considered at any shareholder meeting held during the period covered by the report and with respect to which to the Fund was entitled to vote:
(i)	The name of the issuer of the portfolio security;
(ii)	The exchange ticker symbol of the portfolio security (if available through reasonably practicable means);
(iii)	The Council on Uniform Security Identification Procedures ("CUSIP") number for the portfolio security (if available through reasonably practicable means);
(iv)	The shareholder meeting date;
(v)	A brief identification of the matter voted on;
(vi)	Whether the matter was proposed by the issuer or by a security holder;
(vii)	Whether the Fund cast its vote on the matter;
(viii)	How the Fund cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors); and
(ix)	Whether the Fund cast its vote for or against management.
The Fund shall make its proxy voting record available to shareholders either upon request or by making available an electronic version on or through the Fund's website, if applicable.  If the Fund discloses its proxy voting record on or through its website, the Fund shall post the information disclosed in the Fund's most recently filed report on Form N-PX on the website beginning the same day it files such information with the Securities and Exchange Commission.
The Fund shall also include a statement in its annual reports, semi-annual reports, and Statement of Additional Information that information regarding how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available (i) without charge upon request, by calling a specified toll-free (or collect) telephone number, or (if applicable) on or through the Fund's website at a specified internet address; and (ii) on the website of the Securities and Exchange Commission.  If the Fund discloses that its proxy voting record is available by calling a toll-free (or collect) telephone number, it shall send the information disclosed in the Fund's most recently filed report on Form N-PX within three business days of receipt of a request for this information, by first-class mail or other means designed to ensure equally prompt delivery.

Recordkeeping
The Trust shall keep the following records for a period of at least five years, the first two in an easily accessible place:
(i)	A copy of this Policy;
(ii)	Proxy statements received regarding the Fund's securities;
(iii)	Records of votes cast on behalf of the Fund; and
(iv)	A record of each shareholder request for proxy voting information and the Fund's response, including the date of the request, the name of the shareholder, and the date of the response.
The foregoing records may be kept as part of the records of the Fund's investment advisor.
A Fund may rely on proxy statements filed on the SEC EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by the Fund's investment advisor that are maintained with a third party such as a proxy voting service, provided that an undertaking is obtained from the third party to provide a copy of the documents promptly upon request.
Proxy Voting Committee
A.	General
The Trust's Proxy Voting Committee shall be composed entirely of Independent Trustees and may be comprised of one or more such Independent Trustees as the Board of Trustees may, from time to time, decide.  The purpose of the Proxy Voting Committee shall be to determine how the Fund should cast its vote, if called upon by the Board of Trustees or the Fund's investment advisor, when a matter with respect to which the Fund is entitled to vote presents a conflict between the interest of the Fund's shareholders, on the one hand, and those of the Fund's investment advisor, principal underwriter, or an affiliated person of the Fund, its investment advisor, or principal underwriter, on the other hand.
B.	Powers and Methods of Operation
The Proxy Voting Committee shall have all the powers necessary to fulfill its purpose as set forth above and such other powers and perform such other duties as the Board of Trustees may, from time to time, grant or assign to the Proxy Voting Committee.  The Proxy Voting Committee shall meet at such times and places as the Proxy Voting Committee or the Board of Trustees may, from time to time, determine.  The act of a majority of the members of the Proxy Voting Committee in person, by telephone conference, or by consent in writing without a meeting shall be the act of the Proxy Voting Committee.  The Proxy Voting Committee shall have the authority to utilize Trust counsel at the expense of the Trust if necessary.  The Proxy Voting Committee shall prepare minutes of each meeting and keep such minutes with the Trust's records.  The Proxy Voting Committee shall review this Policy and recommend any changes to the Board of Trustees as it deems necessary or advisable.
Other
This policy may be amended, from time to time, as determined by the Board of Trustees.

Chandler Asset Management Compliance Manual	2016

PROXY VOTING
Policy

Chandler Asset Management, as a matter of policy and as a fiduciary to our clients, has responsibility for voting proxies for portfolio securities consistent with the best economic interests of the clients. Our firm maintains written policies and procedures addressing the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our firm's proxy policies and practices. Our policy and practice includes the responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

Responsibility

The Proxy Voting Committee has the responsibility for the implementation and monitoring of our proxy voting policy and practices. Current members of the Proxy Committee are: Jayson Schmitt, EVP, Senior Portfolio Manager (Chair); Martin Cassell, CIO/CEO; and Ted Piorkowski, SVP, Senior Portfolio Manager. The Chief Compliance Officer has responsibility for the firm's disclosures and record keeping regarding our proxy voting process, including outlining our voting guidelines in our procedures.

Procedures

Chandler has adopted the following procedures and related reviews to implement the firm's Proxy Voting policy. They are reasonably designed to prevent, detect and correct violations of our firm's policies and procedures and related federal securities laws.

I.	VOTING PROCEDURES

Employees must forward any proxy materials received on behalf of clients to the Chair of the Proxy Voting Committee. The Proxy Voting Committee discusses proxy voting on a monthly basis (if there are proxies to vote). If there are proxies to vote, they will determine which client accounts hold the security to which the proxy relates and if we have the authorization to vote proxies on behalf of that client.

Absent material conflicts, the Chair of the Proxy Voting Committee will determine how Chandler should vote the proxy in accordance with applicable voting guidelines, complete the proxy and vote the proxy in a timely and appropriate manner consistent with this policy and related procedures.

II.	VOTING GUIDELINES
In the absence of specific voting guidelines from the client, Chandler will vote proxies in the best interests of each particular client. Chandler's policy is to vote all proxies from a specific issuer the same way for each client absent qualifying restrictions from a client. Clients are permitted to place reasonable restrictions on Chandler's voting authority in the same manner that they may place such restrictions on the actual selection of account securities.

Chandler Asset Management Compliance Manual	2016

Chandler will generally vote in favor of routine corporate housekeeping proposals such as the election of directors and selection of auditors absent conflicts of interest raised by an auditor's non-audit services. Chandler will generally vote against proposals that cause board members to become entrenched or cause unequal voting rights.

Non-routine proxies, defined as those that may affect the economic benefit of the company for investors are discussed, analyzed, and then voted on by the proxy committee.

In reviewing proposals, Chandler will further consider the opinion of management and the effect on management, and the effect on shareholder value and the issuer's business practices.

III.	CONFLICTS OF INTEREST

Chandler will identify any conflicts that exist between the interests of the firm and the client by reviewing the relationship of Chandler with the issuer of each security to determine if the firm or any of its employees has any financial, business or personal relationship with the issuer.

If a material conflict of interest exists, the Chair of the Proxy Voting Committee also with the CCO will determine whether it is appropriate to disclose the conflict to the affected clients, to give the clients an opportunity to vote the proxies themselves, or to address the voting issue through other objective means such as voting in a manner consistent with a predetermined voting policy or receiving an independent third party voting recommendation.

Chandler will maintain a record of the voting resolution of any conflict of interest.

IV.	CLIENT REQUESTS FOR INFORMATION
All client requests for information regarding proxy votes, or policies and procedures, received by any employee should be forwarded to the Chair of the Proxy Voting Committee.

In response to any request, the Chair of the Proxy Voting Committee will prepare a written response to the client with the information requested, and as applicable will include the name of the issuer, the proposal voted upon, and how Chandler voted the client's proxy with respect to each proposal about which client inquired.

V.	DISCLOSURE
Chandler will provide required disclosures in response to Item 17 of Form ADV Part 2A summarizing this proxy voting policy and procedures, including a statement that clients may request information regarding how Chandler voted a client's proxies, and that clients may request a copy of the firm's proxy policies and procedures.

Chandler will also send a copy of this summary to all existing clients as part of the firm's annual update to its Form ADV Part 2. Chandler will also provide an updated copy of its proxy voting policies and procedures in the event Chandler makes any material changes to these policies and procedures.

VI.	RECORDKEEPING
The Chair of the Proxy Voting Committee shall collect and retain any proxy material for the past quarter, and will forward those materials to the Chief Compliance Officer, who shall retain the following proxy records in accordance with the SEC's five-year retention requirement:
➢	These policies and procedures and any amendments;

Chandler Asset Management Compliance Manual	2016

➢	Each proxy statement that the firm receives;
➢	A record of each vote that the firm casts;
➢	Any document created by Chandler that was material to making a decision how to vote proxies, or that memorializes that decision including periodic reports to the Chair of the Proxy Voting Committee or the Proxy Voting Committee, if applicable.
➢	A copy of each written request from a client for information on how the firm voted such client's proxies, and a copy of any written response.

PART C

FORM N-1A

OTHER INFORMATION

ITEM 28. Exhibits

(a)	Declaration of Trust ("Trust Instrument").[1]
(b)	By-Laws.[1]
(c)	Articles III, V, and VI of the Trust Instrument, Exhibit 28(a) hereto, defines the rights of holders of the securities being registered. (Certificates for shares are not issued.)
(d)(1)
Investment Advisory Agreement between Leeward Investment Trust ("Registrant") and Chandler Asset Management, Inc. ("Advisor") as investment advisor for the Ultra Short Government Fund and Ultra Short Prime Fund.[18]

(e)(1)	Distribution Agreement between the Registrant and Capital Investment Group, Inc. ("Distributor"), as distributor for the Oakhurst Defined Risk Fund.[17]
(f)	Not Applicable.
(g)(1)	Custody Agreement between the Registrant and U.S. Bank, as custodian for the Ultra Short Government Fund and Ultra Short Prime Fund.[18]
(h)(1)	Fund Accounting and Administration Services Agreement between Leeward Investment Trust and The Nottingham Company, as administrator for the Ultra Short Government Fund and Ultra Short Prime Fund.[18]
(h)(2)	Dividend Disbursing and Transfer Agent Agreement between the Registrant and Nottingham Shareholder Services, LLC, as transfer agent for the Ultra Short Government Fund and Ultra Short Prime Fund.[18]

(i)	Opinion and Consent of counsel regarding the legality of securities registered with respect to the Registrant.[4]
(j)	Consent of the independent public accountants.[14]
(k)	Not Applicable.
(l)(1)	Initial Subscription Agreement for the Vertical Capital Defined Risk Fund.[6]
(m)(1)	Distribution Plan under Rule 12b-1 for the Vertical Capital Defined Risk Fund.[6]
(n)(1)	Multiple Class Plan Pursuant to Rule 18f-3 for the Vertical Capital Defined Risk Fund and the Vertical Capital MLP & Energy Infrastructure Fund .[10]
(o)	Reserved.
(p)(1)	Code of Ethics for the Registrant.[2]
(p)(2)	Code of Ethics for Chandler Asset Management, Inc.[18]
(q)	Copy of Powers of Attorney.[6]

-----------------------------------
1.	Incorporated herein by reference to Registrant's Registration Statement on Form N-1A filed on December 20, 2010.
2.	Incorporated herein by reference to Registrant's Registration Statement on Form N-1A filed on June 9, 2011.
3.	Incorporated herein by reference to Registrant's Registration Statement on Form N-1A filed on November 23, 2011.
4	Incorporated herein by reference to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-1A filed on December 30, 2012.
5.	Incorporated herein by reference to Post – Effective Amendment No. 4 to the Registrant's Registration Statement on Form N-1A filed on February 10, 2014.
6.	Incorporated herein by reference to Post – Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A filed on February 10, 2014.
7.	Incorporated herein by reference to Post – Effective Amendment No.6 to the Registrant's Registration Statement on Form N-1A filed on April 25, 2014.
8.	Incorporated herein by reference to Post – Effective Amendment No. 7 to the Registrant's Registration Statement on Form N-1A filed on April 25, 2014.
9.	Incorporated herein by reference to Post – Effective Amendment No. 8 to the Registrant's Registration Statement on Form N-1A filed on May 12, 2014.
10.	Incorporated herein by reference to Post – Effective Amendment No. 9 to the Registrant's Registration Statement on Form N-1A filed on May 14, 2014.
11	Incorporated herein by reference to Post – Effective Amendment No.14 to the Registrant's Registration Statement on Form N-1A filed on July 11, 2014.
12.	Incorporated herein by reference to Post – Effective Amendment No. 15 to the Registrant's Registration Statement on Form N-1A filed on September 24, 2014.
13.	Incorporated herein by reference to Post – Effective Amendment No.16 to the Registrant's Registration Statement on Form N-1A filed on March 30, 2015.
14.	Incorporated herein by reference to Post – Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A filed on March 30, 2015.
15.	Incorporated herein by reference to Post – Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A filed on April 8, 2015.
16.	Incorporated herein by reference to Post – Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on June 5, 2015.
17.	Incorporated herein by reference to Post – Effective Amendment No. 22 to the Registrant's Registration Statement on Form N-1A filed on March 29, 2016.
18.	Filed herewith.

ITEM 29.  Persons Controlled by or Under Common Control with the Registrant

 No person is controlled by or under common control with the Registrant.
ITEM 30.  Indemnification
Under Delaware law, Section 3817 of the Treatment of Delaware Statutory Trusts empowers Delaware business trusts to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions as may be set forth in the governing instrument of the business trust.  The Registrant's Trust Instrument contains the following provisions:
Article VII.  Section 2.
Indemnification and Limitation of Liability.  The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Advisor or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, as provided in Section 3 of this Article VII, the Trust out of its assets shall indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Article VII.  Section 3.
Indemnification.
(a) Subject to the exceptions and limitations contained in Subsection (b) below:
(i)	every person who is, or has been, a Trustee or an officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and
(ii)	as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys, fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.
(b) No indemnification shall be provided hereunder to a Covered Person:
(i)	who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or
(ii)	in the event the matter is not adjudicated by a court or other appropriate body, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).
(c)	The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.
(d)	To the maximum extent permitted by applicable law, expenses incurred in defending any proceeding may be advanced by the Trust before the disposition of the proceeding upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

(e)	Any repeal or modification of this Article VII by the Shareholders, or adoption or modification of any other provision of the Declaration or By-laws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.
In addition, the Registrant has entered into an Investment Advisory Agreement with its Advisor and a Distribution Agreement with its Distributor. These agreements provide indemnification for those entities and their respective affiliates.  The Advisor's and Distributor's personnel may serve as trustees and officers of the Trust.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust Instrument or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.
ITEM 31.  Business and other Connections of the Investment Advisor
The description of the Advisor is found under the caption "Management of the Fund's Portfolio" and "Management of the Fund – Investment Advisor" in the Prospectus and under the caption "Management and Other Service Providers - Investment Advisor" in the Statement of Additional Information constituting Parts A and B, respectively, of this Registration Statement, which are incorporated by reference herein.  The Advisor provides investment advisory services to numerous individual clients in addition to the Registrant.

ITEM 32.  Principal Underwriter
None.
ITEM 33.  Location of Accounts and Records
All account books and records not normally held by U.S. Bank, the custodian to the Registrant, are held by the Registrant in the offices of The Nottingham Company, fund accountant and administrator to the Registrant; Nottingham Shareholder Services, LLC, transfer agent to the Registrant; or by each of the investment advisors to the Registrant.
The address of U.S. Bank is 800 Nicollet Mall, Minneapolis, MN  55402.  The address of The Nottingham Company is 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069.  The address of Nottingham Shareholder Services, LLC is 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365.  The address of Chandler Asset Management, Inc. is 6225 Lusk Blvd., San Diego, CA  92121.
ITEM 34.  Management Services
None.

ITEM 35. Undertakings
None.

Pursuant to the requirements of the Securities Act of 1933, as amended ("Securities Act"), and the Investment Company Act of 1940, as amended, the Registrant certifies that it meets all of the requirements for effectiveness of this amendment to the registration statement under Rule 485(b) under the Securities Act and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Rocky Mount, and State of North Carolina on this 12th day of  September, 2016.

LEEWARD INVESTMENT TRUST

/s/ Matthew J. Beck
By: Matthew J. Beck, Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title	Date

*	Trustee and Chairman	September 12, 2016
Theo H. Pitt, Jr.

*	Trustee	September 12, 2016
Thomas Galloway

*	President	September 12, 2016
Katherine M. Honey

*	Treasurer and Assistant Secretary	September 12, 2016
Ashley E. Harris

*By: /s/ Matthew J. Beck	Dated: September 12, 2016
Matthew J. Beck Secretary and Attorney-in-Fact